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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-30788, 333-40346 and 333-62514 of Braun Consulting, Inc. on Forms S-8 of our report dated February 4, 2003, appearing in this Annual Report on Form 10-K of Braun Consulting, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chicago, Illinois
March 11, 2003

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  Exhibit 23.1